                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    Philadelphia Consolidated Holding Corp.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                    PHILADELPHIA CONSOLIDATED HOLDING CORP.
                           ONE BALA PLAZA, SUITE 100
                        BALA CYNWYD, PENNSYLVANIA 19004

                                      LOGO

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

To The Holders of Common Stock:

     The Annual Meeting of Shareholders of Philadelphia Consolidated Holding Corp. will be held on May 7, 1998 at 10:00 A.M. at the Marriott West Hotel, 111 Crawford Avenue, Conshohocken, Pennsylvania for the following purposes:

          (1) To elect nine Directors;

          (2) To vote on the approval of the appointment of independent auditors for the year 1998; and

          (3) To consider such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 7, 1998 are entitled to notice of, and to vote at, said meeting.

                                            By Order of the Board of Directors

                                            CRAIG P. KELLER
                                            Secretary

April 8, 1998

                    PHILADELPHIA CONSOLIDATED HOLDING CORP.
                           ONE BALA PLAZA, SUITE 100
                        BALA CYNWYD, PENNSYLVANIA 19004

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     The accompanying proxy is solicited by the Board of Directors of Philadelphia Consolidated Holding Corp. (the "Company"), for use at the Annual Meeting of Shareholders to be held at the Marriott West Hotel, 111 Crawford Avenue, Conshohocken, Pennsylvania on May 7, 1998 at 10:00 A.M. This Proxy Statement, the foregoing Notice and the enclosed Proxy are being sent to shareholders of the Company on or about April 8, 1998.

     Any Proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, by delivering a Proxy bearing a later date or by attending the meeting and voting in person. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted in accordance with the Board of Directors' recommendations on each proposal.

     The Board of Directors knows of no other matters which are likely to be brought before the meeting other than those specified in the notice thereof. If any other matters properly come before the meeting however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgement on such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the nine nominees for the Board of Directors; and "FOR" the approval of the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year 1998.

     Shareholders of record at the close of business on April 7, 1998 are entitled to vote at the meeting. On March 31, 1998, the Company had outstanding 12,284,870 shares of Common Stock, no par value. Each outstanding share of Common Stock is entitled to one vote and there is no cumulative voting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter.

     Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock of the Company present in person or represented by proxy at the meeting, with a quorum present. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors.

     The Company has retained American Stock Transfer & Trust Company to solicit proxies by mail, courier, telephone, or facsimile and to request brokerage houses to forward soliciting material to beneficial owners. For these services the Company will pay a fee of approximately $4,000.

1.  ELECTION OF DIRECTORS

     The Board of Directors has nominated for election the nine persons named below, to hold office until the next Annual Meeting and until their successors have been duly elected and qualified. The Company believes that each nominee named below will be able to serve. However, should any such nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

                             NOMINEES FOR DIRECTOR

     The names and ages of the nominees, their principal occupations, lengths of service as Directors of the Company, and certain other biographical information are set forth below:

     JAMES J. MAGUIRE, age 64, has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since its formation in 1981 and its subsidiaries since their formation. Mr. Maguire also serves as President of the Company. He has worked in the insurance industry for 40 years with experience in insurance accounting, underwriting, sales and marketing, claims management and administration.

     SEAN S. SWEENEY, CPCU, RPLU, age 40, joined the Company in 1979 and has served on the Board of Directors of the Company since 1996. He has served as Senior Vice President, Director of Marketing for the Company since 1987. Mr. Sweeney previously was employed by the Company as a Regional Vice President, Regional Sales Manager, and sales representative. His current responsibilities include management of all marketing and sales for the Company. Mr. Sweeney is the nephew of Mr. James J. Maguire.

     JAMES J. MAGUIRE, JR., RPLU, age 37, joined the Company as Vice President of Underwriting in June 1996 and was elected to serve as a member of the Board of Directors of the Company in May of 1997. Mr. Maguire, Jr. was previously employed as Assistant Vice President of Underwriting with American International Group, Inc., an insurance and financial services company. He received a BS degree in Finance from St. Joseph's University in 1984 and an MBA degree from Notre Dame University in 1986. Mr. Maguire, Jr. is the son of Mr. James J. Maguire.

     WILLIAM J. HENRICH, JR., age 69, has served on the Board of Directors since 1996. Mr. Henrich is a senior partner with the law firm of Dilworth, Paxson, Kalish & Kauffman.

     PAUL R. HERTEL, JR., age 70, has served on the Board of Directors of the Company since 1987. Mr. Hertel has been an insurance broker with Paul Hertel & Company, Inc., for over 40 years and serves as Chairman of the Executive Committee of this company.

     ROGER L. LARSON, age 76, has served on the Board of Directors of the Company since 1986. Mr. Larson served in various merchandising capacities for Sears Roebuck & Co., including Regional Manager, prior to his retirement in 1980.

     THOMAS J. MCHUGH, age 66, has served on the Board of Directors of the Company since 1986. Mr. McHugh has been President, Chairman of the Board, and CEO of McHugh Associates, Inc., a registered investment advisor, since 1986 and has served as a director of The Rouse Company, a real estate development company, since 1980.

     MICHAEL J. MORRIS, age 63, has served on the Board of Directors of the Company since 1993. Mr. Morris served as Chairman and Chief Executive Officer of Transport International Pool Corporation, a multinational corporation that principally provides transport services, from 1975 to his retirement in 1992.

     J. EUSTACE WOLFINGTON, age 65, has served on the Board of Directors of the Company since 1986. Since 1981, Mr. Wolfington has been the President of the H.A.C. Group of Companies, an international automobile leasing consulting firm.

                   ADDITIONAL INFORMATION REGARDING THE BOARD

     MEETINGS. During 1997, the Board of Directors met four times. Each director attended at least 75% of the meetings of the Board of Directors and any committee on which such director served, except for Mr. Henrich.

     BOARD COMMITTEES. The Audit Committee met one time in 1997. The Committee consists of Messrs. Morris (Chairman), Maguire, Hertel, and McHugh. Among other duties, the Audit Committee recommends the selection of the Company's independent auditors and reviews the Company's financial condition, and the scope and results of the independent audit and any internal audit.

     The Compensation Committee met one time in 1997. The Compensation Committee consists of Messrs. Wolfington (Chairman), Henrich, Hertel, and Larson. Among other duties, the Compensation Committee evaluates the performance of principal officers, recommends to the Board of Directors the selection and compensation of principal officers, and administers the Company's various compensation plans.

     The Investment Committee met four times in 1997 and is responsible for monitoring investment policy and activities. The current Investment Committee consists of Messrs. Hertel (Chairman), Maguire, Henrich, Larson, Morris, and Wolfington.

     The Nominating Committee met one time in 1997 and currently consists of Messrs. McHugh (Chairman), Maguire, Morris, and Wolfington. The Nominating Committee is responsible for recommending to the Board of Directors candidates for nomination to the Board. The Nominating Committee will consider recommendation of candidates for nomination to the Board of Directors from shareholders. In order for shareholder recommendations to be considered for the 1999 Annual Meeting, such recommendations must be received by the President of the Company at One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania 19004 no later than March 16, 1999. Any recommendation must be accompanied by the written consent of the individual recommended to serve as a Director.

     RELATED PARTY TRANSACTIONS. The Company utilized investment advisory services from McHugh Associates Inc. of which a board member, Thomas J. McHugh serves as President. The fee for these services amounted to $164,000 for 1997.

                 MANAGEMENT -- DIRECTORS AND EXECUTIVE OFFICERS

     Directors hold office until the next annual meeting of the shareholders, or until their successors are duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. The Directors and Executive Officers of the Company are as follows:

            NAME              AGE                          POSITION
            ----              ---                          --------
James J. Maguire............  64     Chief Executive Officer, President, and Chairman of
                                     the Board of Directors
Sean S. Sweeney.............  40     Director, Senior Vice President
James J. Maguire, Jr. ......  37     Director, Vice President
William J. Henrich, Jr......  69     Director
Paul R. Hertel, Jr..........  70     Director
Roger L. Larson.............  76     Director
Thomas J. McHugh............  66     Director
Michael J. Morris...........  63     Director
J. Eustace Wolfington.......  65     Director
Craig P. Keller.............  47     Vice President, Secretary, Treasurer, and Chief
                                       Financial Officer

     See "Nominees for Director" for the biographies of Messrs. Maguire, Sweeney, Maguire, Jr., Henrich, Hertel, Larson, McHugh, Morris, and Wolfington.

     CRAIG P. KELLER, age 47, joined the Company as Vice President and Chief Financial Officer in December 1992 and was appointed Secretary in July 1993 and Treasurer in April 1997. Mr. Keller was previously employed by Reliance Insurance Group, Inc., a subsidiary of Reliance Group Holdings, where he served in various financial capacities from 1985 through 1992, including Assistant Vice President from June 1991 to December 1992. Mr. Keller, formerly with Coopers & Lybrand L.L.P., is a Certified Public Accountant and has a BS degree and MBA from Drexel University.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 1998 by: (i) each person known to the Company to own beneficially more than 5% of the outstanding Common Stock;
(ii) each of the Company's directors and persons referred to in the Summary Compensation Table; and (iii) all of the directors and officers as a group. As used in this table, "beneficially owned" means the sole or shared power to vote or dispose of, or to direct the voting or disposition of, the shares, or the right to acquire such power within 60 days after March 31, 1998 with respect to any shares.

                                                                 SHARES         PERCENT
                                                              BENEFICIALLY    BENEFICIALLY
                          NAME(1)                               OWNED(2)         OWNED
                          -------                             ------------    ------------
James J. Maguire............................................   6,573,992(3)       44.1%
William J. Henrich, Jr. ....................................       4,000             *
Paul R. Hertel, Jr. ........................................      18,000(4)          *
Roger L. Larson.............................................       8,775             *
Thomas J. McHugh............................................       8,000             *
Michael J. Morris...........................................       8,000             *
J. Eustace Wolfington.......................................     412,350           3.4%
Sean S. Sweeney.............................................      84,028             *
Craig P. Keller.............................................       8,260             *
James J. Maguire, Jr........................................     891,897(6)        7.3%
Thomas G. Maguire...........................................     886,528(7)        7.2%
The Kaufmann Fund, Inc......................................   1,010,000(8)        8.2%
FMR Corp. ..................................................     827,900(8)        6.7%
Philo Smith.................................................     314,500(9)        2.6%
All Directors and Officers as a Group (10 persons)..........   7,130,774          48.6%

---------------------------
 *  Less than 1%

(1) The named shareholders' business address is One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004, except that, the business address of: The Kaufmann Fund, Inc. is 140 E. 45th Street, 43rd Floor, New York, NY 10017; FMR Corp. is 82 Devonshire Street, Boston, MA 02109; and Philo Smith is 2950 Summer Street, Stamford, Connecticut 06905.

(2) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, unless otherwise noted in the footnotes to this table and except for shares referred to in the following sentence. With respect to Mr. James J. Maguire, the shares beneficially owned include 2,613,492 shares subject to currently outstanding options exercisable on or before 60 days from March 31, 1998 and also include 886,528 shares which he has the right to acquire from trusts established for the benefit of his children.

(3) Of these shares: 886,528 are owned by trusts for the children of Mr. Maguire, and although Mr. Maguire is not a trustee of these trusts, he is deemed to be a beneficial owner of such shares because he has the right to acquire all or a portion of the shares owned by these trusts by transferring assets to the trusts having a value equivalent to the then market value of such shares; 1,760,500 are owned jointly by Mr. Maguire and his wife Frances Maguire, as to which Mr. Maguire shares the voting and investment power with his wife; and 200,000 are owned of record by his wife. Mr. Maguire disclaims beneficial ownership of the 200,000 shares owned of record by his wife.

(4) Record owner is P&E Limited Partnership, a family limited partnership of which Mr. Hertel and his wife are general partners. Mr. Hertel has shared voting and investment power with his wife with respect to these shares.

(5) Record owner is the Roger L. Larson Trust which is controlled by Roger L. Larson and his wife as co-trustees. Mr. Larson has shared voting and investment power with his wife with respect to these shares.

(6) Of the shares shown, 110,816 shares are owned by a trust for the benefit of Mr. James J. Maguire, Jr. and 775,712 shares are in trusts for the other children of Mr. James J. Maguire, of which Mr. James J. Maguire, Jr. is deemed to be beneficial owner of such shares because he has shared voting and investment power of such shares as co-trustee of these trusts.

(7) These shares are owned by trusts for the children of Mr. James J. Maguire and Mr. Thomas G. Maguire is deemed to be beneficial owner of such shares because he has shared voting and investment power of such shares as co-trustee of these trusts.

(8) According to the Schedules 13G filed with the Company by The Kaufmann Fund, Inc., and FMR Corp., respectively, these shares were acquired in the ordinary course of business, and not with the purpose or effect of changing or influencing control of the Company and were not acquired in connection with, or as a participant in, a transaction having such purposes or effect.

(9) According to the Schedule 13D filed with the Company by Philo Smith these shares have been acquired for investment. Such Schedule D indicates that Mr. Smith has shared voting and investment power with respect to these shares.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, for the period January 1, 1997 through December 31, 1997, or its knowledge that no Forms 5 were required for certain reporting persons, the Company believes that all filing requirements applicable to its officers and directors were complied with, except for two late filings of a Form 4, each reporting one transaction, for Mr. James J. Maguire; the James J. Maguire 1995 Annuity Trust dated February 9, 1995, and Mr. James J. Maguire, Jr. as trustee, respectively, and one late filing of a Form 5 regarding one transaction for Mr. James J. Maguire, Jr.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation paid or accrued by the Company during each of the last three years to the Company's Chief Executive Officer, and each of the Company's other executive officers whose salary and bonus exceeded $100,000 in 1997.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                  COMPENSATION AWARDS
                                                                  --------------------
                                                  ANNUAL               NUMBER OF
                                               COMPENSATION        SHARES UNDERLYING
                                           --------------------   --------------------      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR  SALARY($)   BONUS($)   OPTIONS(#)   SARS(#)   COMPENSATION($)
---------------------------          ----  ---------   --------   ----------   -------   ---------------
James J. Maguire, Chief              1997   775,000    500,000(1)    --          --          208,179(2)(3)
  Executive Officer, President, and  1996   775,000    500,000(1)    --          --          210,259(2)(3)
  Chairman of the Board              1995   360,000    250,000(1)    --          --          252,300(2)(3)
Sean S. Sweeney, Director and        1997   170,000    113,021       --        100,000(6)       9,776(2)
  Senior Vice President              1996   155,000     50,000     100,000(6)    --           16,764(2)
  of Marketing                       1995   150,000     40,000       --          --            7,000(2)
Craig P. Keller, Vice President,     1997   150,000     20,000       --          --           14,240(2)
  Secretary, Treasurer, and          1996   127,677     20,000       --        12,500(6)      13,673(2)
  Chief Financial Officer            1995   110,000     20,000       --          --            6,900(2)
James J. Maguire, Jr., Director      1997   150,000     30,708       --          --            9,297(2)
  and Vice President, Underwriting   1996    77,885(4)  41,500     202,900(6)    --           59,795(2)(5)

---------------
(1) Paid in part in year shown; advanced on account, in part, in prior year.

(2) Includes both matching and profit sharing contributions by the Company under its defined contribution plan, as well as premiums paid on term life insurance policies; and for Messrs. Sweeney, Maguire, Jr., and Keller, also includes the discount from the fair market value of the Company's common stock purchased pursuant to the Company's Employee Stock Purchase Plan.

(3) Pursuant to an agreement between the Company and a trust created by Mr. James J. Maguire and his wife, Frances M. Maguire, the Trust has purchased a split-dollar life insurance policy on the joint lives of Mr. Maguire and his wife. Under the agreement, the Company pays the premium on the policy and the trust is the beneficiary of the insurance policy. However, the Company has been granted a security interest in the death benefit of the policy equal to the sum of all premium payments made by the Company. The arrangement is designed so that if the assumptions made as to mortality experience, policy dividends and other factors are realized, the Company, upon the death of the survivor of Mr. Maguire and his wife or the surrender of the policy, will recover all of its insurance premium payments which do not include certain amounts paid to Mr. Maguire, as described below. The premium paid by the Company in 1997 and 1996 pursuant to this arrangement was $338,174 and $352,000, respectively. The amount in this column does not include such premium payment. However, the amount in this column includes the sum of each future years' present value of the imputed interest on such premium payment (adjusted for the cost of term insurance based upon the joint lives of Mr. Maguire and his wife). The interest amount calculated for 1997 and 1996 is $190,630 and $195,314, respectively. Pursuant to the split dollar arrangement described above, Mr. Maguire receives each year an amount equal to the portion of the annual premium due and payable on the life insurance policy which is not paid by the Company pursuant to the above described formula, but paid by Mr. Maguire. The amount reported in this column included said amount totaling $5,939 and $5,037 in 1997 and 1996, respectively.

(4) Mr. Maguire, Jr. began his employment with the Company in June 1996.

(5) Of this amount, $57,104 was a reimbursement of relocation expenses.

(6) Restated to reflect a two for one stock split of the Company's common stock distributed in November 1997.

                                   SAR GRANTS

     The following table contains information concerning the grant of stock appreciation rights ("SARs") during 1997 to the Company's Chief Executive Officer and each of the Company's executive officers whose total annual salary and bonus exceeded $100,000. There were no stock options granted in 1997 for the named persons.

                           OPTION/SAR GRANTS IN 1997

                                                                                              POTENTIAL REALIZABLE
                                                      INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                   --------------------------------------------------------     ANNUAL RATES OF
                                                    % OF TOTAL                                    STOCK PRICE
                                   NO. OF SHARES   OPTIONS/SARS                                 APPRECIATION FOR
                                    UNDERLYING      GRANTED TO    EXERCISE OR                    OPTION TERM($)
                                   OPTIONS/SARS     EMPLOYEES      BASE PRICE    EXPIRATION   --------------------
               NAME                GRANTED(1)(2)     IN 1997      ($/SHARE)(2)      DATE         5%         10%
               ----                -------------   ------------   ------------   ----------   ---------  ---------
  James J. Maguire...............      --             --             --             --           --         --
  Sean S. Sweeney................     100,000          60.6%        $14.500      04/28/02      400,600    885,200

---------------
(1) Options/SARs are exercisable after the fifth anniversary from date of grant.

(2) Restated to reflect a two for one split of the Company's common stock distributed in November 1997.

                      STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information relating to the exercise of stock options and the number and value of options and SARs held at December 31, 1997 by the Company's Chief Executive Officer and by each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000 for 1997.

                  AGGREGATED OPTION/SAR EXERCISES IN 1997 AND
                   OPTION/SAR VALUES AT DECEMBER 31, 1997(1)

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                   OPTIONS/SARS                  OPTIONS/SARS
                                     SHARES       VALUE        AT FISCAL YEAR END(#)         AT FISCAL YEAR END($)
                                   ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
               NAME                EXERCISE(#)    ($)(2)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                -----------   --------   -----------   -------------   -----------   -------------
  James J. Maguire(3)............     --           --        2,613,492        --          39,578,700        --
  Sean S. Sweeney(4).............    25,000      187,300        --           200,000          --          1,287,500
  Craig P. Keller(5).............    12,500      208,400        --            12,500          --             81,300
  James J. Maguire, Jr.(6).......     --           --           --           202,900          --          1,714,200

---------------
(1) All share and per share amounts restated to reflect a two for one split of the Company's common stock distributed in November 1997.

(2) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of the Company's Common Stock from the option grant date to the option exercise date. No cash is realized until the shares received upon exercise of an option are sold.

(3) Exercise price of $2.606.

(4) Exercise price of $8.125 for 100,000 options; Base price of $14.50 for 100,000 SARs.

(5) Base price of $11.250 for 12,500 SARs.

(6) Exercise price of $8.500 for 2,900 options; $9.313 for 200,000 options.

                             DIRECTORS COMPENSATION

     Non-employee directors receive annual compensation of $18,000, plus $1,000 for each Board meeting attended and $500 for each Committee meeting attended. Non-employee directors may designate a portion of their fees to be used for the purchase of shares of the Company's Common Stock under the terms of the Directors Stock Purchase Plan.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering the compensation program for the Company's executives including the executive officers named in the Summary Compensation Table. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the Company's executive compensation programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the Board of Directors.

     COMPENSATION PHILOSOPHY. The Company's executive compensation program is based upon a pay-for-performance philosophy. The Company is committed to a strong link between its business and strategic goals and its compensation program. The financial goals for certain elements of the compensation program are reviewed and approved by the Board in conjunction with its approval of the Company's strategic and operating plans.

     BASE SALARY. An executive's base salary is determined by an assessment of his or her sustained performance, experience, scope and job demands, as well as current salary levels at peer companies. While some of these companies are in the Nasdaq Insurance Stocks Index and some are not, these were generally selected for the peer group because they were considered comparable to the Company either in terms of market capitalization, or because they compete with, or are in lines of business related to, the Company's business.

     ANNUAL INCENTIVES. The Company utilizes cash bonuses as a principal method of tying compensation to performance. For 1997, the Company awarded Mr. Maguire a cash bonus calculated based on an earnings per share formula, with other executives receiving a predetermined amount of a calculated bonus pool which was also based upon an earnings per share formula and, with respect to marketing executives, was also based upon production and profitability goals. The Company believes that the cash bonus creates a direct link between the Company's profitability and the compensation of executives. Incentive compensation is also provided by the Company's Amended and Restated Employees' Stock Option Plan (the "Stock Option Plan") and the awarding of Stock Appreciation Rights.

     RATIONALE FOR CHIEF EXECUTIVE OFFICER COMPENSATION. In setting Mr. Maguire's 1997 base salary and bonus, the Compensation Committee considered, among other factors, compensation levels for chief executive officers of other peer specialty property and casualty insurance companies, Mr. Maguire's experience and knowledge of the industry and the favorable developments achieved by the Company in 1996 under Mr. Maguire's leadership, including $13,200,000 of net operating income, the maintenance of the rating from A.M. Best Company for the Company's insurance subsidiaries, the introduction of certain new insurance programs, the continued expansion of the Company's marketing organization, and the introduction of the Preferred Agent program.

     POLICY ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits to $1.0 million the annual tax deduction for compensation paid to the Chief Executive Officer and any of the four highest paid other executive officers unless certain requirements for performance-based compensation are met. The Compensation Committee considered these requirements and designed the Cash Bonus Plan of the Chief Executive Officer and the Stock Option Plan, accordingly. The Committee currently intends to continue to comply with the requirements of Section 162(m) but reserves the right to alter the Cash Bonus Plan and the Stock Option Plan if it believes that doing so would be in the best interests of the Company and its shareholders.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                        J. EUSTACE WOLFINGTON, CHAIRMAN
                            WILLIAM J. HENRICH, JR.
                              PAUL R. HERTEL, JR.
                                ROGER L. LARSON

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market (U.S.) ("NASDAQ -- US") Index and the NASDAQ Insurance Stocks Index (SIC Codes 631 and 633) ("NASDAQ -- INS"). The comparison begins on September 17, 1993 (the first date on which the Company's Common Stock was publicly traded).

                                      Philadelphia         The NASDAQ
        Measurement Period            Consolidated        Stock Market           NASDAQ
      (Fiscal Year Covered)           Holding Corp.           (US)          Insurance Stocks
9/17/93                                     100                 100                 100
1993                                      92.31              105.56               92.94
1994                                      94.23              103.19               87.49
1995                                        125              145.93              124.28
1996                                     178.85              179.49              141.68
1997                                     273.08              220.26              207.85

2.  APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to the shareholders' approval, the Board of Directors has appointed the firm of Coopers & Lybrand L.L.P., which served as the Company's independent auditors for the year 1997, to serve as the Company's independent auditors for the year 1998. If the shareholders do not approve this appointment by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting, other independent auditors will be considered by the Board.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is also expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                           PROPOSALS OF SHAREHOLDERS

     It is currently contemplated that the Company's 1999 Annual Meeting of Shareholders will be held on May 6, 1999. In order to be set forth in the Company's Proxy Statement for such meeting, shareholder proposals must be received by the President of the Company at One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania 19004, no later than December 9, 1998.

                                   PLEASE DATE, SIGN AND MAIL YOUR
                                 PROXY CARD BACK AS SOON AS POSSIBLE!

                                   ANNUAL MEETING OF SHAREHOLDERS
                                PHILADELPHIA CONSOLIDATED HOLDING CORP.

                                                MAY 7, 1998



                           - PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED -

------------------------------------------------------------------------------------------------------------------------------------
A     /X/ Please mark your votes
          as in this example.
                 FOR      WITHHELD     NOMINEES: William J. Henrich, Jr.                                   FOR     AGAINST   ABSTAIN
1. ELECTION OF   / /        / /                  Paul R. Hertel, Jr.         2. APPOINTMENT OF AUDITORS:   / /       / /       / /
   DIRECTORS                                     Roger L. Larson                Appointment of Coopers &
                                                 James J. Maguire, Sr.          Lybrand L.L.P. as independent
For, except vote withheld from the               James J. Maguire, Jr.          auditors for the fiscal year
following nominee(s)                             Thomas J. McHugh               ending December 31, 1998.
                                                 Michael J. Morris
-----------------------------------------        Sean S. Sweeney             THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT THIS
                                                 J. Eustace Wolfington       PROXY SHALL BE VALID AND MAY BE VOTED WHETHER
-----------------------------------------                                    OR NOT THE SHAREHOLDER'S NAME IS SET FORTH
                                                                             BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION,
                                                                             AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS
                                                                             GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.






Signature of Shareholder(s)___________________________________ DATE_______, 1998
Note: Please sign your name exactly as it appears hereon. When signing as attorney-in-fact, executor, administrator, trustee, or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officials and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                    PHILADELPHIA CONSOLIDATED HOLDING CORP.


The undersigned shareholder hereby appoints James J. Maguire and Craig P. Keller, or either one of them, the proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of Philadelphia Consolidated Holding Corp. standing in the name of the undersigned at the close of business on April 7, 1998 at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 7, 1998 at 10:00 a.m. EDT and at any and all adjournments thereof, with all the powers the undersigned would possess if the undersigned were present.

The undersigned shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Company's Proxy Statement dated April 8, 1998. Proxies will be voted as instructed.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS (INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE OR WILL NOT SERVE), AND FOR THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS.

BY EXECUTION OF THIS PROXY, THE UNDERSIGNED SHAREHOLDER CONFERS UPON THE ABOVE-APPOINTED PROXIES THE DISCRETIONARY AUTHORITY TO VOTE UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of the Proxy Statement and Notice of said meeting, both dated April 8, 1998, and the Company's 1997 Annual Report to Shareholders.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)